Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 13th, 2023, is entered into by and between Digerati Technologies, Inc., a Nevada corporation, (the “Company”), and LGH Investments, LLC, an Wyoming limited liability company (the “Buyer”).

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. Upon the terms and conditions stated in this Agreement, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note of the Company, in the form attached hereto as Exhibit A (the “Note”), in the original principal amount of 110,000.00 (the “Original Principal Amount”) (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the (“Note”) convertible into shares of common stock of the Company (“Common Stock”), and (ii) one hundred thirty-eight thousand (138,000) restricted common shares in the Company (“Inducement Shares”) to be delivered to Buyer within 7 (seven) calendar days following the Closing Date.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the (i) Note in the original principal amount of $110,000.00 and (ii) one hundred thirty-eight thousand Inducement Shares. (collectively the “Securities”).

1.1. Form of Payment. On the Closing Date, (i) the Buyer shall pay the purchase price of $100,000 (the “Purchase Price”) at the Closing (as defined below) by wire transfer of immediately available funds to a Company account designated by the Company, in accordance with the Company’s written wiring instructions, against delivery of the Securities, and (ii) the Company shall deliver such duly executed Securities on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

1.2. Closing Date. The date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or about January 12th, 2023, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1.3. Share Reservation. The Company shall at all times require its transfer agent to establish a reserve of shares of its authorized but unissued and unreserved Common Stock in the amount of 1,200,000 shares for purposes of conversion of the Note. The Company shall cause the Transfer Agent to agree that it will not reduce the reserve under any circumstances unless such reduction is pre-approved in writing by the Buyer.

2. Buyer’s Investment Representations; Governing Law; Miscellaneous.

2.1 Buyer’s Investment Representations.

(a) The Buyer understands that the Securities are not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that the Company’s reliance on such exemption is predicated on the Buyer’s representations set forth herein. The Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Buyer has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Buyer does not have any such intention.

(b) In particular, the Buyer is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. The Buyer represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein.

(c) The Buyer agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Buyer or transferee, the Buyer shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.

(d) The Buyer represents and warrants to the Company that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in San Diego, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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2.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

2.7 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

2.7.1 the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile,

2.7.2 the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

2.7.3 the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company, to:

Digerati Technologies, Inc.

ATT: Arthur Smith, CEO

8023 Vantage Dr.

Suite 660

San Antonio, TX 78230

Email: a.smith@t3com.net

If to the Buyer:

Lucas Hoppel

Phone: 858-232-5110

Email: Luke@LukeHoppel.com

2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Company’s consent thereto.

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2.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.10 Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

2.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

2.12 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

2.13 Buyer’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

2.14 Ownership Limitation. If at any time after the Closing, the Buyer shall or would receive shares of Common Stock in payment of interest or principal under Note so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Buyer shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Buyer.

2.15 No Shorting. For so long as Investor holds any securities of Company, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any Short Sale of Common Stock.

2.16 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power

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SUBSCRIPTION AMOUNT:

Original Principal Amount of Note:	$110,000.00
Purchase Price:	$100,000.00

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

Digerati Technologies, Inc.

By:	/s/ Arthur Smith
Mr. Arthur Smith
Chief Executive Officer

THE BUYER:

LGH Investments, LLC

By:
Mr. Lucas Hoppel
Managing Member

EXHIBIT A

NOTE